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                                                                   Exhibit 10.15

                         AMENDMENT DATED MARCH 25, 1999

                                       TO

                                 COINSTAR, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         The Coinstar, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended as follows:

         Section 3(a) of the Plan is amended to read as follows:

                  "(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate Four Hundred Thousand (400,000) shares of the Company's Common Stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan."

         The date of the adoption of such amendment by the Board of Directors of the corporation is March 25, 1999.

         The effective date of such amendment shall be March 25, 1999, the date of adoption by the Board, unless the stockholders of the corporation fail to approve such amendment within twelve months before or after the date of adoption by the Board of Directors.